                                                                     EXHIBIT 4.1

                           HANOVER COMPRESSOR COMPANY,
                                   as Issuer,

                                  $262,621,810
                                   ZERO COUPON
                      SUBORDINATED NOTES DUE MARCH 31, 2007

                                   ----------

                                    INDENTURE

                            Dated as of May 14, 2003

                                   ----------

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                   as Trustee

                                   ----------

                             CROSS REFERENCE TABLE*

TIA                                                                    INDENTURE
SECTION                                                                  SECTION
-------                                                              -----------
3.10     (a)(1)  .................................................          7.10
         (a)(2)  .................................................          7.10
         (a)(3)  .................................................        N.A.**
         (a)(4)  .................................................          N.A.
            (b)  .................................................    7.08; 7.10
            (c)  .................................................          N.A.
3.11        (a)  .................................................          7.11
            (b)  .................................................          7.11
            (c)  .................................................          N.A.
3.12        (a)  .................................................          2.05
            (b)  .................................................         13.03
            (c)  .................................................         13.03
            (d)  .................................................          7.06
3.13        (a)  .................................................          7.06
         (b)(1)  .................................................          N.A.
         (b)(2)  .................................................          7.06
            (c)  .................................................         13.02
            (d)  .................................................          7.06
3.14        (a)  .................................................   4.02; 13.02
            (b)  .................................................          N.A.
         (c)(1)  .................................................         13.04
         (c)(2)  .................................................         13.04
         (c)(3)  .................................................          N.A.
            (d)  .................................................          N.A.
            (e)  .................................................         13.05
            (f)  .................................................          4.03
3.15        (a)  .................................................          7.01
            (b)  .................................................   7.05; 13.02
            (c)  .................................................          7.01
            (d)  .................................................          7.01
            (e)  .................................................          6.11
3.16        (a)  (last sentence)..................................          2.08
      (a)(1)(A)  .................................................          6.05
      (a)(1)(B)  .................................................          6.04
         (a)(2)  .................................................          N.A.
            (b)  .................................................          6.07
3.17     (a)(1)  .................................................          6.08
         (a)(2)  .................................................          6.09
            (b)  .................................................          2.04
3.18        (a)  .................................................         13.01

*    Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.
**   Note: N.A. means Not Applicable.

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE................................................1
   SECTION 1.01.   DEFINITIONS........................................................................1
   SECTION 1.02.   OTHER DEFINITIONS.................................................................10
   SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.................................11
   SECTION 1.04.   RULES OF CONSTRUCTION.............................................................11

ARTICLE 2.  THE SECURITIES...........................................................................12
   SECTION 2.01.   FORM AND DATING...................................................................12
   SECTION 2.02.   EXECUTION AND AUTHENTICATION......................................................12
   SECTION 2.03.   REGISTRAR AND PAYING AGENT........................................................13
   SECTION 2.04.   PAYING AGENT TO HOLD CASH AND SECURITIES IN TRUST.................................13
   SECTION 2.05.   HOLDER LISTS......................................................................14
   SECTION 2.06.   EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES;
                      RESTRICTIONS ON TRANSFERS; DEPOSITARY..........................................14
   SECTION 2.07.   REPLACEMENT SECURITIES............................................................17
   SECTION 2.08.   OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION.........................18
   SECTION 2.09.   TEMPORARY SECURITIES..............................................................19
   SECTION 2.10.   CANCELLATION......................................................................19
   SECTION 2.11.   PERSONS DEEMED OWNERS.............................................................19
   SECTION 2.12.   CUSIP NUMBERS.....................................................................20

ARTICLE 3.  REDEMPTION...............................................................................20
   SECTION 3.01.   RIGHT TO REDEEM; NOTICES TO TRUSTEE...............................................20
   SECTION 3.02.   SELECTION OF SECURITIES TO BE REDEEMED............................................20
   SECTION 3.03.   NOTICE OF REDEMPTION..............................................................21
   SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION....................................................22
   SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.......................................................22
   SECTION 3.06.   SECURITIES REDEEMED IN PART.......................................................22

ARTICLE 4.  COVENANTS................................................................................22
   SECTION 4.01.   PAYMENT OF SECURITIES.............................................................22
   SECTION 4.02.   FINANCIAL INFORMATION; SEC REPORTS................................................23
   SECTION 4.03.   COMPLIANCE CERTIFICATE............................................................23
   SECTION 4.04.   FURTHER INSTRUMENTS AND ACTS......................................................24
   SECTION 4.05.   MAINTENANCE OF OFFICE OR AGENCY...................................................24
   SECTION 4.06.   EXISTENCE.........................................................................24
   SECTION 4.07.   CALCULATION OF ORIGINAL ISSUE DISCOUNT AND ADDITIONAL INTEREST....................25
   SECTION 4.08.   PAYMENT LIMITATIONS...............................................................25
   SECTION 4.09.   LIMITATION ON INDEBTEDNESS........................................................25

ARTICLE 5.  SUCCESSOR CORPORATION....................................................................28
   SECTION 5.01.   WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS.....................................28

ARTICLE 6.  DEFAULTS AND REMEDIES....................................................................29
   SECTION 6.01.   EVENTS OF DEFAULT.................................................................29
   SECTION 6.02.   ACCELERATION......................................................................30
   SECTION 6.03.   OTHER REMEDIES....................................................................31
   SECTION 6.04.   WAIVER OF PAST DEFAULTS...........................................................31
   SECTION 6.05.   CONTROL BY MAJORITY...............................................................31
   SECTION 6.06.   LIMITATION ON SUITS...............................................................32
   SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT..............................................32
   SECTION 6.08.   COLLECTION SUIT BY TRUSTEE........................................................32
   SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM..................................................32
   SECTION 6.10.   PRIORITIES........................................................................33
   SECTION 6.11.   UNDERTAKING FOR COSTS.............................................................34
   SECTION 6.12.   WAIVER OF STAY, EXTENSION OR USURY LAWS...........................................34
   SECTION 6.13.   ADDITIONAL INTEREST...............................................................34

ARTICLE 7.  TRUSTEE..................................................................................36
   SECTION 7.01.   DUTIES OF TRUSTEE.................................................................36
   SECTION 7.02.   RIGHTS OF TRUSTEE.................................................................37
   SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE......................................................38
   SECTION 7.04.   TRUSTEE'S DISCLAIMER..............................................................39
   SECTION 7.05.   NOTICE OF DEFAULTS................................................................39
   SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS.....................................................39
   SECTION 7.07.   COMPENSATION AND INDEMNITY........................................................39
   SECTION 7.08.   REPLACEMENT OF TRUSTEE............................................................40
   SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER.......................................................41
   SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.....................................................42
   SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.................................42

ARTICLE 8.  DISCHARGE OF INDENTURE...................................................................42
   SECTION 8.01.   DISCHARGE OF LIABILITY ON SECURITIES..............................................42
   SECTION 8.02.   REPAYMENT TO THE COMPANY..........................................................42

ARTICLE 9.  AMENDMENTS...............................................................................43
   SECTION 9.01.   WITHOUT CONSENT OF HOLDERS........................................................43
   SECTION 9.02.   WITH CONSENT OF HOLDERS...........................................................44
   SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT...............................................45
   SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS............................45
   SECTION 9.05.   NOTATION ON OR EXCHANGE OF SECURITIES.............................................45
   SECTION 9.06.   TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES...........................................45
   SECTION 9.07.   EFFECT OF SUPPLEMENTAL INDENTURES.................................................46

ARTICLE 10. [INTENTIONALLY OMITTED]..................................................................46

ARTICLE 11.  SUBORDINATION...........................................................................46
   SECTION 11.01.  SUBORDINATION.....................................................................46
   SECTION 11.02   PAYMENTS..........................................................................46
   SECTION 11.03.  INSOLVENCY; BANKRUPTCY; ETC.......................................................47
   SECTION 11.04.  STANDSTILL........................................................................48
   SECTION 11.05.  NO IMPAIRMENT.....................................................................49
   SECTION 11.06.  RECOVERIES........................................................................50
   SECTION 11.07.  PAYMENTS TO AGENT BANK............................................................50
   SECTION 11.08.  RIGHTS OF TRUSTEE.................................................................50

ARTICLE 12.  [INTENTIONALLY OMITTED].................................................................51

ARTICLE 13.  MISCELLANEOUS...........................................................................52
   SECTION 13.01.  TRUST INDENTURE ACT...............................................................52
   SECTION 13.02.  NOTICES...........................................................................52
   SECTION 13.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.......................................53
   SECTION 13.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT................................53
   SECTION 13.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.....................................53
   SECTION 13.06.  SEPARABILITY CLAUSE...............................................................54
   SECTION 13.07.  RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR......................................54
   SECTION 13.08.  GOVERNING LAW.....................................................................54
   SECTION 13.09.  NO RECOURSE AGAINST OTHERS........................................................54
   SECTION 13.10.  RECORD DATE FOR VOTE OR CONSENT OF HOLDERS........................................54
   SECTION 13.11.  SUCCESSORS........................................................................54
   SECTION 13.12.  MULTIPLE ORIGINALS................................................................54

EXHIBIT A -- Form of Security
EXHIBIT B -- Form of Institutional Accredited Investor Letter

     THIS INDENTURE, dated as of May 14, 2003, is between Hanover Compressor Company, a Delaware corporation (the "COMPANY"), and Wachovia Bank, National Association, a national banking association, as trustee (hereinafter, in such capacity, the "TRUSTEE").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Subordinated Notes due March 31, 2007:

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. DEFINITIONS.

     "ADDITIONAL INTEREST" means Event of Default Interest and Excess Leverage Interest.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "BANK AGENT" means with respect to any Senior Debt Agreement, the lead agent for the lenders and/or creditors thereunder.

     "BANKRUPTCY LAW" means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the bankruptcy rules promulgated thereunder, as the same may be in effect from time to time, or any similar Federal or state law for the relief of debtors.

     "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

     "BUSINESS DAY" means each day of the year on which banking institutions are not required or authorized to close in The City of New York, New York or the city in which the Corporate Trust Office is located.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order delivered to the Trustee and signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary.

     "CONSOLIDATED EBITDA" means for any period, with respect to any Person, the sum of, without duplication, (a) Consolidated Earnings Before Interest and Taxes for such Person for such period plus (b) all amounts attributable to depreciation and amortization, determined in accordance with GAAP (to the extent such amounts have been deducted in determining Consolidated Earnings Before Interest and Taxes for such period) plus (c) all amounts classified as extraordinary charges for such period (to the extent such amounts have been deducted in determining Consolidated Earnings Before Interest and Taxes for such period) plus (d) cash dividends received by Holdings or any Restricted Subsidiary from any Joint Venture or from any Unrestricted Subsidiary or Unqualified Subsidiary that has any Non-Recourse Indebtedness outstanding (to the extent such amounts have been deducted in determining Consolidated Earnings Before Interest and Taxes for such period) plus (e) any non-recurring non-cash expenses or losses (including, non-cash currency charges) (to the extent such amounts have been deducted in determining Consolidated Earnings Before Interest and Taxes for such period), and minus (a) any increase in Consolidated Earnings Before Interest and Taxes to the extent that such increase is a result of the actions underlying the charges referred to in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Earnings Before Interest and Taxes, all as determined on a consolidated basis and (b) all amounts classified as extraordinary income for such period (to the extent such amounts have been included in determining Consolidated Earnings Before Interest and Taxes for such period); PROVIDED that, if during such period such Person shall have made a Material Acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Material Acquisition as if such Material Acquisition had occurred on the first day of such period; PROVIDED FURTHER that, the foregoing proviso shall have effect only if the Trustee (as defined herein) has been furnished with unaudited, or, if available, audited, consolidated financial statements of the acquired property for such period, such financial statements to include the balance sheet and statements of income and cash flows reflecting the historical performance of the acquired property for such period to the extent applicable. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets or constitutes all or substantially all of the equity interests of a Person and (b) involves the payment of consideration of at least $15,000,000. In calculating Consolidated EBITDA, the financial performance of Joint Ventures, Unrestricted Subsidiaries and Unqualified Subsidiaries that have any Non-Recourse Indebtedness outstanding shall be disregarded except as provided in clause (d) above. All capitalized terms used in this definition shall have the meanings assigned to such terms in the Credit Agreement as in effect on the Issue Date.

     "CONSOLIDATED INDEBTEDNESS" means at a particular date, as to any Person, the sum of (without duplication) (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding (i) Indebtedness in respect of Financing Leases, (ii) the Seller Note plus the principal amount of any additional notes issued in payment of interest thereon and (iii) for purposes of subsections 8.1(a), (c), (d) and (f) of the Credit Agreement only, Non-Recourse Indebtedness and the Tranche B Balance Sheet Loans plus (b)(i) Guarantee Obligations of Holdings and its Subsidiaries in respect of Indebtedness (other than in respect of the Tranche B Balance Sheet Loans), (ii) the Equipment Lease Tranche A Loans, (iii) the Tranche A Portion of the 2001A Equipment Lease Transaction and (iv) the Tranche A Portion of the 2001B Equipment Lease Transaction. All capitalized terms used in this definition shall have the meanings assigned to such terms in the Credit Agreement as in effect on the Issue Date.

     "CONSOLIDATED LEVERAGE RATIO" means, as used in Section 4.09, the ratio of Consolidated Indebtedness of the Company to Consolidated EBITDA of the Company for the four consecutive fiscal quarters most recently then ended for which financial statements have been published (PROVIDED, HOWEVER, that financial statements will be deemed to have been published with respect to the first three fiscal quarters of a fiscal year on the 45th day following such fiscal quarter and with respect to the last fiscal quarter of a fiscal year on the 90th day following such fiscal year, whether published or not) and, as used elsewhere in this Indenture, the ratio of Consolidated Indebtedness of the Company to Consolidated EBITDA of the Company for the four consecutive fiscal quarters most recently ended; PROVIDED that for purposes of calculating the numerator of the foregoing ratio in each instance, Consolidated Indebtedness of the Company shall exclude seventy percent (70%) of the Indebtedness (as such term is defined in the Credit Agreement as in effect on the Issue Date) in respect of the TIDES Debentures.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date hereof, located at 5847 San Felipe, Suite 1050, Houston, Texas 77057, Attention: Corporate Trust Administration.

     "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of December 15, 1997, as amended and restated through December 3, 2001, as further amended from time to time through the Issue Date, among the Company, certain of its Subsidiaries named therein from time to time, the lenders named therein and JPMorgan Chase Bank, as administrative agent, together with any Guaranties thereof by the Company or its Subsidiaries, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination and whether with the original lenders or otherwise), restructured, refinanced, increased or otherwise modified from time to time.

     "CURRENCY AGREEMENTS" shall mean in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "CUSTODIAN" shall mean Wachovia Bank, National Association, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.06 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORITY" means

     (a)  the government of

          (1) the United States of America or any state or other political subdivision thereof; or

          (2) any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company; or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

     "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) swaps of such Person;

          (g) the principal or lease balance outstanding under Synthetic Leases; and

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "INSOLVENCY PROCEEDING" means (a) any case, action, or proceeding before any court or other Governmental Authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under Federal (including the Bankruptcy Law), state, or foreign law.

     "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "ISSUE DATE" of any Security means May 14, 2003.

     "ISSUE PRICE" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is issued as set forth on the face of the Security, as adjusted to reflect any Offset Prepayment.

     "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding date that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "NON-U.S. PERSON" means a Person that is not a U.S. Person.

     "OFFICER" means the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller or the Secretary or an Assistant Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "OFFSET PREPAYMENT" means an amount owed by a Schlumberger Holder or any of its Affiliates to the Company or any of its Affiliates, which amount may be offset against Additional Interest, interest, if any, a portion of the Issue Price and accrued Original Issue

Discount in accordance with the terms of the Offset Rights Agreement dated May 14, 2003 between Schlumberger Technology Corporation and the Company.

     "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company reasonably acceptable to the Trustee.

     "ORIGINAL ISSUE DISCOUNT" of any Security means the difference between the Principal Amount and the Issue Price of the Security as set forth on the face of the Security. For purposes of this Indenture and the Securities, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "PRINCIPAL" or "PRINCIPAL AMOUNT" of a Security means the principal amount at Stated Maturity as set forth on the face of such Security, or on Schedule A thereto in the case of a Security in global form.

     "QIB" means "qualified institutional buyer" as that term is defined in Rule 144A.

     "REDEMPTION DATE" means a date specified for redemption of the Securities in accordance with the terms of the Securities and Section 3.01 of this Indenture.

     "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 of the Securities.

     "REFINANCING INDEBTEDNESS" means Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "REFINANCE," "REFINANCES" and "REFINANCED" shall have a correlative meaning) any Indebtedness existing on the Issue Date or incurred in compliance with Section 4.09 of this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company that refinances Indebtedness of the Company or another Subsidiary of the Company) including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith).

     "REGULATION S" means Regulation S as promulgated under the Securities Act.

     "REORGANIZATION SECURITIES" means (a) debt securities that are issued pursuant to an Insolvency Proceeding (1) as long as the rights of the holders of any Senior Debt outstanding at the time of issuance thereof or any debt securities issued in exchange for such Senior Debt in such Insolvency Proceeding are not impaired or materially altered and (2) the payment of which is subordinate and junior at least to the extent provided in Article 11 to the payment of all Senior Debt outstanding at the time of the issuance thereof and to the payment of all debt securities issued in exchange for such Senior Debt in such Insolvency Proceeding (whether such subordination is effected by the terms of such securities, an order or decree issued in such Insolvency Proceeding, by agreement of the Holders or otherwise) or (b) equity securities that are issued pursuant to an Insolvency Proceeding; PROVIDED, in either case, that (x) such securities are authorized by an order or decree made by a court of competent jurisdiction in such Insolvency Proceeding (which order or decree states that the authorization of such securities is intended to give effect to the subordination of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price, interest and any other Subordinated Obligations, if any, pursuant to Article 11 hereof) and (y) the Securities and such securities are not treated as the same class of securities as any Senior Debt outstanding at the time of the issuance thereof or any securities issued in exchange for such Senior Debt in such Insolvency Proceeding.

     "RULE 144" means Rule 144 as promulgated under the Securities Act.

     "RULE 144A" means Rule 144A as promulgated under the Securities Act.

     "SCHLUMBERGER" means Schlumberger Limited, a Netherlands Antilles company.

     "SCHLUMBERGER HOLDER" means Schlumberger and any direct or indirect Subsidiary of Schlumberger or any entity that merges or consolidates with or owns or acquires all of the equity securities or all or substantially all of the assets of Schlumberger Technology Corporation, or any Subsidiary of such entity.

     "SEC" or "COMMISSION" means the Securities and Exchange Commission or any successor entity.

     "SECURITIES" means the Company's Zero Coupon Subordinated Notes due March 31, 2007.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "SENIOR DEBT" means all payment obligations (whether now outstanding or hereafter incurred) of the Company in respect of (a) Indebtedness of the Company other than (1) the Securities, (2) any Indebtedness that by its terms is expressly subordinated to the Securities, and (3) any Indebtedness (i) incurred by the Company that represents all or a portion of the consideration for the acquisition of all or a portion of the capital stock or assets of any Person and
(ii) which is owing to the Person that sold or otherwise transferred such capital stock or assets or to an Affiliate of such Person, (b) interest (including default interest) and premium on the outstanding Indebtedness referred to in clause (a) above, (c) the fees and commissions (including commitment, agency and letter of credit fees and commissions) payable pursuant to the Senior Debt Agreements, (d) all other payment obligations (including costs, expenses, penalties, indemnifications, damages, liabilities or otherwise of the Company) owing under or arising pursuant to the Senior Debt Agreements not of the type described in clauses (a) through (c) above, and (e) post-petition interest on the Indebtedness referred to in clauses (a) through (d) above accruing subsequent to the commencement of a proceeding under the Bankruptcy Law (whether or not such interest is allowed as a claim in such proceeding). Notwithstanding the foregoing and Section 4.09, Senior Debt shall include (1) all payment obligations of the Company under the Credit Agreement and (2) all payment obligations of the Company under the Synthetic Leases and the Synthetic Lease Guarantees. For the avoidance of doubt, clauses (a) through (e) above shall be treated as separate and independent criteria, and any payment obligation meeting the criteria in any such clause shall be treated as "Senior Debt." Senior Debt shall not, however, include trade accounts payable, tax claims or assessments.

     "SENIOR DEBT AGREEMENT" means each instrument or agreement evidencing or governing the Indebtedness referred to in clause (a) of the definition of Senior Debt.

     "SENIOR DEBT DEFAULT" means any default or event of default by the Company or its Subsidiaries under any Senior Debt Agreement.

     "STATED MATURITY," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal of such Security is due and payable.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

     "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP. Notwithstanding the foregoing, any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product in effect as of the Issue Date shall continue to be treated as a "SYNTHETIC LEASE" for purposes hereof, regardless of any change in GAAP.

     "SYNTHETIC LEASE GUARANTIES" means Guaranties by the Company of the obligations of one or more of its Subsidiaries under Synthetic Leases and the related financing agreements (including credit agreements and debt instruments) as such Guaranties may be amended, restated, supplemented, waived, replaced (whether or not upon termination and whether with the original lenders or otherwise), restructured, refinanced, increased or otherwise modified from time to time.

     "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 9.03; PROVIDED, HOWEVER, that if the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     "TIDES DEBENTURES" means the unsecured debentures junior and subordinate in right of payment to all the obligations and liabilities of the Company pursuant to the TIDES Indenture.

     "TIDES INDENTURE" means the Indenture, dated as of December 15, 1999, between the Company and Wilmington Trust Company, as trustee thereunder.

     "TRUST OFFICER" means any officer within the corporate trust department of the Trustee at the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

     "U.S. PERSON" has the meaning specified in Regulation S.

     "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of the Company, all of the capital stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

     SECTION 1.02. OTHER DEFINITIONS.

                                                                        DEFINED
TERM                                                                  IN SECTION
----                                                                  ----------

"CLEARSTREAM"......................................................     2.06(c)
"EUROCLEAR"........................................................     2.06(c)
"EVENT OF DEFAULT".................................................     6.01
"EVENT OF DEFAULT INTEREST"........................................     6.13(a)
"EXCESS LEVERAGE DATE".............................................     6.13(b)
"EXCESS LEVERAGE INTEREST".........................................     6.13(b)
"NOTICE OF DEFAULT"................................................     6.01
"PAYING AGENT".....................................................     2.03

                                                                        DEFINED
TERM                                                                  IN SECTION
----                                                                  ----------

"REGISTRAR"........................................................     2.03
"RESTRICTED SECURITIES"............................................     2.06(c)
"RESTRICTED SECURITY LEGEND".......................................     2.06(c)
"SUBORDINATED OBLIGATIONS".........................................    11.01
"VOIDABLE TRANSFER"................................................    11.06

     SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "Indenture Securities" means the Securities.

     "Indenture Security Holder" means a Holder.

     "Indenture to be Qualified" means this Indenture.

     "Indenture Trustee" or "Institutional Trustee" means the Trustee.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

     SECTION 1.04. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation;

          (5) the term "merger" includes a statutory compulsory share exchange and a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa;

          (6) references to statutes, rules or regulations include any successor statute, rule or regulation, as the case may be;

          (7) the masculine gender includes the feminine and the neuter; and

          (8) words in the singular include the plural, and words in the plural include the singular.

                                   ARTICLE 2.
                                 THE SECURITIES

     SECTION 2.01. FORM AND DATING.

     Other than as provided in Section 2.06, the Securities and the Trustee's certificate of authentication for the Securities shall be substantially in the form of EXHIBIT A, which is a part of this Indenture. In addition to such legends as may be required by Section 2.06, the Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, PROVIDED that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     Any Security in global form shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect transfers, exchanges or redemptions permitted hereby. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of outstanding Security represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with the terms hereof and in such manner and upon instructions given by the Holder of such Security in accordance with this Indenture. Payment of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, on any Security in global form shall be made to the Holder of such Security.

     A Security may be issued in any denomination.

     SECTION 2.02. EXECUTION AND AUTHENTICATION.

     The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $262,621,810 upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07 hereof. The aggregate Principal Amount of Securities outstanding from time to time may be reduced as a result of any Offset Prepayments. The ability of the Schlumberger Holder to effect an Offset Prepayment shall terminate once the Schlumberger Holder owns less than all of the Securities.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an agent to deal with Holders or an Affiliate of the Company.

     SECTION 2.03. REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint and have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (if not the Trustee or an Affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent and the Security (including the provisions set forth in Article 11). The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such to the extent that it determines that it may do so and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or an Affiliate of the Company may act as Paying Agent, Registrar or co-registrar.

     The Company initially appoints the Trustee as Registrar and Paying Agent and to act as Custodian in connection with the Securities.

     SECTION 2.04. PAYING AGENT TO HOLD CASH AND SECURITIES IN TRUST.

     Except as otherwise provided herein, prior to 11:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent cash sufficient to make such payments when such payments are due. The Company shall require the Paying Agent (if not the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. At any time during the continuance of any such default, the Trustee may require the Paying Agent to, and the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all cash so held in trust. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all cash held by it to the Trustee and to account for any funds and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such cash. This Section 2.04 is not intended in any way to limit or impair the rights of the holders of the Senior Debt under Article 11.

     SECTION 2.05. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 20 and October 20 a listing of Holders dated within ten days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

     SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES; RESTRICTIONS ON TRANSFERS; DEPOSITARY.

     (a) Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and bearing such restrictive legends as may be required by this Indenture.

     Securities may be exchanged for a like aggregate Principal Amount of Securities of other authorized denominations. Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor, the Security or Securities which the Holder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding and such restrictive legends as may be required by this Indenture.

     All Securities presented for registration of transfer or for exchange into like Securities, repurchase, redemption or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Registrar and the Trustee, duly executed by the Holder or such Holder's attorney duly authorized in writing.

     No service charge shall be charged to the Holder for any exchange for like Securities or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

     None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange for like Securities or register a transfer of (i) any Securities for a period of 15 days next preceding the mailing of notice of Securities to be redeemed, or (ii) any Securities or portions thereof selected or called for redemption.

     All Securities issued upon any transfer or exchange for like Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

     (b) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Securities that are so eligible may be represented by a Security in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in such Security in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

     Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradeable on any market developed for trading of securities pursuant to Rule 144A or Regulation S or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

     (c) Every Security that bears or is required under this Section 2.06(c) to bear the Restricted Securities Legend (the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.06(c) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06(c), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

     Until transferred under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth on the face of the Security in EXHIBIT A (the "RESTRICTED SECURITY LEGEND"), unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof accompanied by an Opinion of Counsel to the Trustee.

     Any Security (or security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Security Legend have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate Principal Amount, which shall not bear the Restricted Security Legend required by this Section 2.06(c).

     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(b) and in this Section 2.06(c)), a Security in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary. Initially, one or more Securities in global form shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co. Each Security in global form, to the extent that it represents the interests of Non-U.S. Persons, will be held by Cede & Co. for the accounts of designated agents on behalf of the Euroclear System ("EUROCLEAR") and Clearstream Banking, Societe Anonyme ("CLEARSTREAM"). During the 40-day distribution compliance period (as defined in Regulation S), Non-U.S. Persons holding beneficial interests in a Security in global form may do so only through Euroclear or Clearstream, and any resale or transfer of any such interest to a U.S. Person shall only be permitted if such Person is a QIB or is the Company or an Affiliate of the Company.

     If at any time the Depositary for a Security in global form notifies the Company that it is unwilling or unable to continue as Depositary for such Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, or if the Company so elects, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Securities, will authenticate and deliver, Securities in certificated or definitive form, in aggregate Principal Amount equal to the Principal Amount of the Security in global form, in exchange for such Security in global form.

     Securities in certificated form issued in exchange for all or a part of a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the Persons in whose names such Securities in certificated form are so registered.

     At such time as all interests in a Security in global form have been redeemed, canceled or repurchased or exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Security in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Security in global form is exchanged for Securities in certificated form, redeemed, repurchased or canceled, the Principal Amount of the Security in global form shall, in accordance with the terms hereof and the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced and an endorsement shall be made on such Security in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

     (d) Any Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Security no longer being "restricted securities" (as defined under Rule 144).

     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in a Security in global form) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.07. REPLACEMENT SECURITIES.

     If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity bond that is sufficient in the judgment of the Company and the Trustee to protect and save each of them harmless, along with any agent from any loss that any of them may suffer if a Security is replaced, the Company shall execute and, upon its receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased or redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay, repurchase or redeem such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.07, the Company may, as a condition to such issuance, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION.

     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 4.01 hereof, those replaced or paid pursuant to Section 2.07 hereof and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trust Officer actually knows to be so owned shall be so disregarded unless written notice of such ownership is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof and such notice references the Securities and this Indenture. For purposes of the foregoing proviso, the term "Affiliate" shall not include any Schlumberger Holder. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9 hereof).

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

     If the Paying Agent holds, in accordance with this Indenture, prior to 11:00 a.m., New York City time, on a Redemption Date or on Stated Maturity, cash sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount, Additional Interest and interest, if any, on such Securities shall cease to accrue; PROVIDED, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     SECTION 2.09. TEMPORARY SECURITIES.

     Pending the preparation of definitive Securities, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 2.10. CANCELLATION.

     All Securities surrendered for payment, purchase, redemption or registration of transfer or exchange for the Securities shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

     SECTION 2.11. PERSONS DEEMED OWNERS.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, in respect thereof, and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 2.12. CUSIP NUMBERS.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.
                                   REDEMPTION

     SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE.

     The Company, at its option, may redeem the Securities at any time on or after March 31, 2006, in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 3.01 in the case of any redemption of the Securities, at least 5 Business Days prior to the giving of a notice of redemption to the Holders unless a shorter notice shall be satisfactory to the Trustee. The Company may revoke its notice to the Trustee at any time prior to the giving of a notice of redemption to any Holder.

     SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all the Securities held in definitive form are to be redeemed pursuant to Section 3.01, the Trustee shall select the definitive Securities to be redeemed pro rata or by lot or by another method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any securities exchange or quotation system on which the Securities are then listed or quoted) all in accordance with customary industry practice. The Trustee shall make the selection before the giving of a notice of redemption to each Holder of Securities from outstanding definitive Securities not previously called for redemption. Except as expressly stated otherwise, provisions of this Indenture that apply to definitive Securities called for redemption also apply to portions of definitive Securities called for redemption. The Trustee shall notify the Company promptly of the definitive Securities or portions of definitive Securities to be redeemed.

     Any interest in a Security held in global form by and registered in the name of the Depositary or its nominee to be redeemed in whole or in part will be redeemed in accordance with the procedures of the Depositary.

     SECTION 3.03. NOTICE OF REDEMPTION.

     At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts of the particular Securities to be redeemed;

          (6) that Original Issue Discount, Additional Interest and interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

          (7) the CUSIP number or numbers for the Securities.

The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED that the Company has delivered to the Trustee, at least 5 Business Days prior to the giving of a notice of redemption to each Holder of Securities, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is given, pursuant to Section 3.03 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice.

     Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

     SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

     Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation, and on or after the Redemption Date (unless the Company shall default in the payment of the Securities at the Redemption Price), Original Issue Discount, Additional Interest and interest, if any, on the Securities or portion of Securities called for redemption shall cease to accrue and, except as provided in Section 8.02 hereof, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof to (but excluding) the Redemption Date plus any unpaid interest, if any.

     SECTION 3.06. SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.
                                    COVENANTS

     SECTION 4.01. PAYMENT OF SECURITIES.

     The Company shall promptly pay or cause to be paid all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price and interest, if any, shall be considered paid on the applicable date due if prior to 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amount then due.

     The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue and shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount and Additional Interest.

     SECTION 4.02. FINANCIAL INFORMATION; SEC REPORTS.

     The Company will deliver to the Trustee (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all audited by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related unaudited statements of operations and cash flows for the portion of the fiscal year ending with such fiscal quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company; PROVIDED that the foregoing shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files with the Trustee an annual report or quarterly report, as the case may be, pursuant to the third paragraph of this Section 4.02.

     At any time the Company is not subject to either Section 13 or 15(d) of the Exchange Act, the Company shall at the request of any Holder provide to such Holder and any prospective purchaser designated by such Holders, as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act.

     The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.03. COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate in which one of the two Officers signing such certificate is either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the signers may have knowledge.

     The Company will deliver to a Trust Officer of the Trustee, as soon as possible and in any event within five days, upon becoming aware of any Default, any Event of Default or any Senior Debt Default, an Officers' Certificate specifying with particularity such Default, Event of Default or Senior Debt Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

     Any notice required to be given under this Section 4.03 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

     SECTION 4.04. FURTHER INSTRUMENTS AND ACTS.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall appoint in the Borough of Manhattan, The City of New York, an office or agency where Securities shall be presented or surrendered for payment, and the Company shall appoint an office or agency where Securities may be surrendered for registration of transfer, exchange, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall be the office or agency for all of the aforesaid purposes (other than the place where Securities shall be presented or surrendered for payment) unless the Company shall appoint some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities shall be presented or surrendered for payment. The office of the Trustee located at One Penn Plaza, Suite 1414, New York, New York 10119 shall be the initial office where Securities shall be presented or surrendered for payment.

     SECTION 4.06. EXISTENCE.

     Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence under the laws of its jurisdiction of incorporation and rights (charter and statutory); PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right if the Company shall determine that the maintenance thereof is no longer desirable in the conduct of the business of the Company and, in any event, that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 4.07. CALCULATION OF ORIGINAL ISSUE DISCOUNT AND ADDITIONAL
INTEREST.

     The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the outstanding Securities as of the end of such year, (ii) a written notice specifying the amount of any Additional Interest (including daily rates and accrual periods) accrued on the outstanding Securities as of the end of such year, and (iii) such other specific information relating to such Original Issue Discount and any Additional Interest as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

     SECTION 4.08. PAYMENT LIMITATIONS.

     The Company covenants that it will not enter into or become subject to any restriction on the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, on any Securities other than (a) the provisions of Article 2,
(b) the provisions of Article 11 and (c) any such restriction prohibiting optional prepayments, optional redemptions or optional purchases of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, on any Securities (whether by way of offset (other than an Offset Prepayment) or otherwise).

     SECTION 4.09. LIMITATION ON INDEBTEDNESS.

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, issue, create, assume, guarantee, incur or otherwise become liable for any Indebtedness; PROVIDED, HOWEVER, that the Company and any Subsidiary of the Company may issue, create, assume, guarantee, incur or otherwise become liable for Indebtedness if on the date of the issuance, creation, assumption, guarantee or incurrence thereof: (1) the Consolidated Leverage Ratio does not exceed 5.6 to 1.0 after giving effect to the incurrence of such Indebtedness (including after giving effect to the repayment of any Indebtedness with the proceeds of such incurred Indebtedness) and (2) no Default or Event of Default has occurred or is continuing or would occur as a consequence of incurring the Indebtedness and the application of the proceeds thereof.

     (b) Section 4.09(a) shall not prohibit the incurrence by the Company or any of its Subsidiaries of the following Indebtedness:

          (i) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Subsidiary of the Company owing to and held by the Company or any Wholly-Owned Subsidiary; PROVIDED, HOWEVER, (1) any subsequent issuance or transfer of capital stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, or a Wholly-Owned Subsidiary, and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company, or a Wholly-Owned Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (ii) Indebtedness represented by any Refinancing Indebtedness incurred in respect of any Indebtedness (other than Indebtedness described in clauses (i), (iv), (v) or (vi)) outstanding as of the Issue Date or incurred in compliance with Section 4.09;

          (iii) Indebtedness of a Subsidiary of the Company incurred and outstanding on the date on which such Subsidiary of the Company was acquired by the Company (other than Indebtedness incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary of the Company became a Subsidiary of the Company or was otherwise acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition); PROVIDED, HOWEVER, that at the time such Subsidiary of the Company is acquired, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (iii) and after calculating Consolidated EBITDA giving pro forma effect to such acquisition as if such acquisition had occurred on the first day of the applicable twelve month period used in calculating the Consolidated Leverage Ratio;

          (iv) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Subsidiaries on customary terms entered into in the ordinary course of business and incurred without violation of the terms of this Indenture;

          (v) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Subsidiary of the Company in the ordinary course of business;

          (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence; and

          (vii) in addition to the items referred to in clauses (i) through (vi) above, Indebtedness of the Company and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (vii) and then outstanding, will not exceed $100.0 million (it being understood that any Indebtedness incurred pursuant to this clause (vii) shall cease to be deemed to be incurred or outstanding for purposes hereof but shall be deemed incurred for purposes of Section 4.09(a) from and after the first date on which the Company or its Subsidiaries could have incurred such Indebtedness under Section 4.09(a) without reliance on this clause (vii)).

     (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.09:

               (1) (A) Indebtedness permitted by Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.09 permitting such Indebtedness and (B) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) or (b), the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and

               (2) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of preferred stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof of any other Indebtedness.

     (d) For purposes of determining compliance with this Section 4.09, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance pursuant to Section 4.09(b)(ii) other Indebtedness denominated in a foreign currency, and such refinancing would cause the restriction in this Section 4.09 to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                                   ARTICLE 5.
                              SUCCESSOR CORPORATION

     SECTION 5.01. WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS.

     The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets in a single transaction or series of transactions to any Person, unless:

          (i) the successor Person formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, as the case may be, shall be, immediately after giving effect to such transaction, a solvent Person organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such Person, such Person shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, on the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and this Indenture.

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

     SECTION 6.01. EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" occurs if any of the following conditions or events shall occur and be continuing:

               (1) except in the case of a redemption, the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount or accrued Additional Interest on any Security when the same becomes due and payable at its Stated Maturity, upon declaration or otherwise;

               (2) the Company defaults in the payment of the Redemption Price on any Security for more than five days after the same becomes due and payable upon redemption;

               (3) the Company defaults in the performance of or compliance with any term contained in Sections 4.08 and 5.01;

               (4) the Company fails to comply with Section 4.09 and such failure continues for 30 days after the earlier to occur of (x) a senior financial officer of the Company obtaining knowledge of such failure to comply with Section 4.09 and (y) the Trustee notifying the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notifying the Company and the Trustee, of such failure to comply with Section 4.09;

               (5) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to as clauses (1) - (4) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

               (6) the Company defaults under one or more Senior Debt Agreements pursuant to which (a) Senior Debt in an aggregate principal amount of $100,000,000 or more is outstanding or (b) there are commitments thereunder to provide Senior Debt in an aggregate principal amount of $100,000,000 or more and as a consequence of such default the Indebtedness under such Senior Debt Agreements has become, or has been declared, due and payable before its regularly scheduled dates of payment;

               (7) the Company (a) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (b) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, seeking to adjudicate it as a bankrupt or insolvent, for liquidation or to take advantage of any Bankruptcy Law, (c) makes a general assignment for the benefit of its creditors, (d) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (e) takes corporate action for the purpose of any of the foregoing; or

               (8) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any Bankruptcy Law, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days.

     A Default under clause (4) above is not an Event of Default until 30 days following the earlier to occur of (x) a senior financial officer of the Company obtaining knowledge of such failure to comply with Section 4.09 and (y) the Trustee notifying the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notifying the Company and the Trustee, of such failure to comply with Section 4.09, and in either case the Company does not cure such Default (and such Default is not waived) within the 30-day period specified above. A Default under clause (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (5) above after actual receipt of such notice (a "NOTICE OF DEFAULT"). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

     SECTION 6.02. ACCELERATION.

     Subject to the subordination provisions contained in Article 11:

               (1) If an Event of Default with respect to the Company described in Section 6.01(7) (other than an Event of Default described in clause (a) of Section 6.01(7) or described in clause (e) of Section 6.01(7) by virtue of the fact that such clause encompasses clause (a) of Section 6.01(7)) or Section 6.01(8) has occurred, concurrently with the Indebtedness under the Credit Agreement becoming immediately due and payable, the Issue Price, accrued Original Issue Discount and any accrued Additional Interest on all Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

               (2) If any other Event of Default has occurred and is continuing or if any Event of Default described in the preceding sentence has occurred and is continuing and the Indebtedness under the Credit Agreement has not become immediately due and payable, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price, accrued Original Issue Discount and any accrued Additional Interest to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price, accrued Original Issue Discount and any accrued Additional Interest shall become and be due and payable immediately.

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The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue
Price, accrued Original Issue Discount and any accrued Additional Interest that have become due solely as a result of acceleration and if all other amounts due to the Trustee and the Holders under the Securities and this Indenture have been paid. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

     SECTION 6.03. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may, subject to Article 11, pursue any available remedy to collect the payment of the Issue Price, accrued Original Issue Discount and any accrued Additional Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may, subject to Article 11, also pursue any remedy available to the Holders or the Trustee whether hereunder, under the Securities or otherwise available to any Holder or the Trustee, at law or equity.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences hereunder except (a) an Event of Default described in Section 6.01(1) or (2) hereof or, (b) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder directly affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     SECTION 6.05. CONTROL BY MAJORITY.

     The Holders of not less than a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.

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

     SECTION 6.06. LIMITATION ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Company and a Trust Officer of the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and furnish to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense satisfactory to the Trustee;

               (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the furnishing of security or indemnity; and

               (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

     SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture (other than Article
11), the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any date of redemption, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

     SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default described in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities, the amounts provided for in Section 7.07 hereof and such further amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances (including extraordinary fees and expenses) to the Trustee, its agents and counsel.

     SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

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     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements, advances (including extraordinary fees and expenses) of the Trustee, its agents and counsel, and any other amounts due the Trustee hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.

     SECTION 6.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 7.07 hereof;

     SECOND: to the holders of Senior Debt in accordance with Article 11 hereof;

     THIRD: subject to Article 11, to Holders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     FOURTH: the balance, if any, to the Company or to such other party as a court of competent jurisdiction shall direct.

     The Trustee may fix a proposed record date and payment date for any payment to Holders pursuant to this Section 6.10 and shall notify the Company in writing with respect to such proposed record date and payment date. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, any suit by a Holder for the enforcement of the payment of the Principal Amount, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, on or after the due date expressed in such Security or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

     SECTION 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest or Redemption Price in respect of Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.13. ADDITIONAL INTEREST.

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

          (a) From and after the date an Event of Default occurs and is continuing until all existing Events of Default have been cured or waived, interest ("EVENT OF DEFAULT INTEREST") in addition to the accrual of Original Issue Discount shall accrue at 2.0% per annum on a principal amount per Security equal to (i) the Issue Price plus (ii) the Original Issue Discount plus (iii) any Additional Interest, in each case, with respect to (ii) and (iii), accrued to the date immediately prior to the date of the occurrence of an Event of Default. Such Event of Default Interest shall accrue from the date of the occurrence of an Event of Default on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, and shall automatically cease to accrue once all existing Events of Default have been cured or waived.

          (b) From and after the date that the Consolidated Leverage Ratio has exceeded 5.18 to 1.0 as of the end of the two consecutive fiscal quarters most recently then ended (the "EXCESS LEVERAGE DATE"), interest ("EXCESS LEVERAGE INTEREST") in addition to the accrual of Original Issue Discount shall accrue at 3.0% per annum on a principal amount per Security equal to (i) the Issue Price plus (ii) the Original Issue Discount plus (iii) any Additional Interest, in each case, with respect to (ii) and (iii), accrued to the date immediately prior to the Excess Leverage Date. Such Excess Leverage Interest shall accrue from the Excess Leverage Date on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, and shall automatically cease to accrue once the Consolidated Leverage Ratio no longer exceeds 5.18 to 1.0. If at any time following the end of a fiscal quarter during which Excess Leverage Interest accrued and the Consolidated Leverage Ratio as of the end of such fiscal quarter is less than or equal to 5.18 to 1.0, the Company shall deliver promptly, but in any event within five Business Days of the delivery by the Company to the Trustee of the financial information of the Company required pursuant to Section 4.02, a notice stating that Excess Leverage Interest ceased to accrue as of the end of the immediately preceding fiscal quarter, and the Excess Leverage Interest shall be deemed to have ceased to accrue as of the end of such immediately preceding fiscal quarter.

          (c) In the event that the Company would be required to accrue Event of Default Interest under Section 6.13(a) and Excess Leverage Interest under
Section 6.13(b), the Company shall accrue only Excess Leverage Interest for as long as it is required under Section 6.13(b). In no event shall the Company concurrently accrue both Event of Default Interest and Excess Leverage Interest.

          (d) Notwithstanding the existence of any Event of Default that has not been cured or waived or the Consolidated Leverage Ratio exceeding 5.18 to 1.0, Additional Interest shall cease to accrue on any Security when the same becomes due and payable on the earlier to occur of (i) acceleration pursuant to Section 6.02, (ii) the Redemption Date and (iii) the Stated Maturity, upon declaration or otherwise.

                                   ARTICLE 7.
                                     TRUSTEE

     SECTION 7.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties that are expressly and specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the accuracy of the content thereof.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

Subparagraphs (c)(1),(2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

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

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section 7.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it, and money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and powers or with respect to this Indenture.

          (h) Except as expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements as aforesaid.

     SECTION 7.02. RIGHTS OF TRUSTEE.

     Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Company Order, Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys or agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

          (e) The Trustee may consult with counsel selected by it and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on or in accordance with such advice or Opinion of Counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless the Holders shall have provided to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during normal business hours at reasonable frequencies, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any negligent act on the part of any agent or attorney appointed with due care by it hereunder.

          (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (k) The Trustee shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of any of the Holders or otherwise, any of the rights or powers vested in it by this Indenture pursuant to this Indenture.

          (l) It shall not be the duty of the Trustee, except as expressly provided herein, to ensure that any duties or obligations herein imposed upon the Company or any other Person are performed, and, except as expressly provided herein, the Trustee shall not be liable or responsible for the failure of any other Person to perform any act required of it or them by this Indenture.

     SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor or otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with the like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

     SECTION 7.04. TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be accountable or responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement in any prospectus or offering memorandum for the Securities or in this Indenture or the Securities or any other document (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     SECTION 7.05. NOTICE OF DEFAULTS.

     If a Default occurs and is continuing and if it is actually known by a Trust Officer or if written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture, the Trustee shall give to each Holder notice of the Default within 30 days after it is actually known to a Trust Officer. Except in the case of a Default described in Section 6.01(1) or (2) hereof, the Trustee may withhold the notice if and so long as a Trust Officer determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such provision is hereby expressly excluded from this Indenture, as permitted by the TIA.

     SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

     If required by TIA Section 313(a), within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, and for so long as the Securities remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such May 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Company agrees to promptly notify the Trustee in writing whenever the Securities become listed on any securities exchange and of any delisting thereof.

     SECTION 7.07. COMPENSATION AND INDEMNITY.

     The Company agrees:

          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with this Indenture (including the compensation and the expense, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

          (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense (including taxes other than taxes based upon, measured by, or determined by the income of the Trustee, and the reasonable fees of legal counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its duties under this Indenture or this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person), costs or expenses of enforcing this Indenture or the Securities, or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, as the case may be, on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

     The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8), the expenses and compensation for services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08. REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of not less than a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company, in writing, and may appoint a successor Trustee. The Company shall remove the Trustee if:

               (1) the Trustee fails to comply with, or ceases to be eligible under, Section 7.10 hereof;

               (2) the Trustee is adjudged bankrupt or insolvent;

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

               (3) a receiver or public officer takes charge or control of the Trustee or its property or affairs; or

               (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, so long as no Event of Default shall have occurred and be continuing, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee or, if an Event of Default shall have occurred and be continuing, the Holders of a majority in Principal Amount of the Securities at the time outstanding shall promptly appoint a successor Trustee.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

     If a successor Trustee does not take office within 20 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including the trust created by this Indenture) or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee hereunder, PROVIDED such Person shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall give written notice of its succession to the Company. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and is subject to 310(b). The Trustee shall have a combined capital and surplus of at least $250,000,000 (or if the Trustee is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $250,000,000) as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall promptly give to each Holder notice of such ineligibility, which notice shall state the reason for such ineligibility and whether or not the Trustee intends to correct such ineligibility.

     SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

     SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES.

     When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) for cancellation or (ii) all outstanding Securities (A) have become due and payable,
(B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company irrevocably deposits with the Trustee as trust funds cash sufficient to pay at Stated Maturity the Principal Amount and any accrued Additional Interest or to pay at the Redemption Date the Redemption Price and any accrued Additional Interest, as the case may be, of all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof), and if in any case the Company pays all other sums payable hereunder by the Company and the Trustee shall have been irrevocably instructed to apply such money to the payment of said amounts with respect to the Securities, then this Indenture shall, subject to Section 7.07 hereof, cease to be of further effect. Upon the receipt by the Trustee of all documents required by Section 7.02(b), the Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on written demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel stating that the conditions set forth in this
Section 8.01 have been complied with and at the cost and expense of the Company.

     SECTION 8.02. REPAYMENT TO THE COMPANY.

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

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, shall, in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York and the Wall Street Journal (if such publication is then in circulation) or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look only to the Company for payment as general creditors and all liability of the Trustee and the Paying Agent with respect to such money, and all liabilities as trustee thereof, shall thereupon cease. The Company shall, and does hereby, indemnify the Trustee to the fullest extent permitted by law for the Trustee's failure to comply with any abandoned property or escheat law by acting in accordance with this Section 8.02.

                                   ARTICLE 9.
                                   AMENDMENTS

     SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

     The Company and the Trustee may amend this Indenture and the Securities without the consent of any Holder:

               (1) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, PROVIDED that, in any case, such change shall not materially adversely affect the interests of the Holders;

               (2) to provide for the assumption of the Company's obligations to the Holders in case of a merger or consolidation or conveyance, transfer or lease of the Company's properties and assets substantially as an entirety;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

               (4) to make any change that does not adversely affect the right of any Holder; or

               (5) to make any change to comply with the requirements of the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of the Indenture under the TIA;

PROVIDED, HOWEVER, that in the case of a change under paragraph (1) above, the Company shall deliver to the Trustee an Opinion of Counsel stating that the change does not materially adversely affect the interests of the Holders; PROVIDED FURTHER, HOWEVER, that in the case of a change under paragraph (4) above, the Company shall deliver to the Trustee an Opinion of Counsel stating that the change does not adversely affect the right of any Holder. Upon the written request of the Company and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture.

     SECTION 9.02. WITH CONSENT OF HOLDERS.

     The Company and the Trustee, with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, may amend this Indenture or the Securities; PROVIDED, HOWEVER, the terms of Article 11 (and the related definitions) may not be amended or modified without having obtained the prior written consent of the holders of the Senior Debt under and in accordance with the Senior Debt Agreements. However, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Securities may not:

               (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

               (2) make any change to the manner or rate of accrual in connection with Original Issue Discount or interest, if any, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

               (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

               (4) reduce the Redemption Price of any Security;

               (5) make any Security payable in money or securities other than that stated in the Security;

               (6) [intentionally omitted]; or

               (7) make any change in Section 6.04 or 6.07 hereof or this
Section 9.02, except to increase the percentage of Holders referenced in Section
6.04 or 6.07 hereof or this Section 9.02, as applicable.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or supplement under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or supplement. Upon the written request of the Company and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture.

     SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplemental indenture executed pursuant to this Article 9 shall comply with the TIA as then in effect, if then required to so comply.

     SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS.

     Until an amendment, supplement, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

     SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES.

     Securities authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company shall so determine, new Securities so modified as to conform to any such amendment or supplemental indenture may be prepared and executed by the Company and, upon receipt of a Company Order, authenticated and delivered by the Trustee in exchange for outstanding Securities.

     SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the Trustee concludes that it does adversely affect the Trustee, the Trustee may, but need not, sign such amendment or supplemental indenture. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by, and complies with, this Indenture.

     SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10.
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 11.
                                  SUBORDINATION

     SECTION 11.01. SUBORDINATION.

     Anything in this Indenture and the Securities to the contrary notwithstanding, each Holder covenants and agrees that the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price and interest, if any, on, and all other amounts payable by the Company on or in respect of, the Securities (collectively, the "SUBORDINATED OBLIGATIONS") shall, to the extent set forth in this Article 11, be subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Debt.

     SECTION 11.02. PAYMENTS.

     No payment or distribution (whether directly, by purchase or redemption by right of set-off (other than an Offset Prepayment, other than a purchase made solely by exchange for common stock of the Company and, after December 31, 2005, other than a payment or distribution with respect to which the prior written consent of the holders of the Senior Debt under and in accordance with the Credit Agreement has been obtained) or otherwise) in respect of any Security, whether as principal, interest or otherwise, and whether in cash, securities or property, including pursuant to Section 8.01, shall be made by or on behalf of the Company or received, accepted or demanded, directly or indirectly, by or on behalf of the Holders unless and until all Senior Debt has been indefeasibly paid in full in cash to the holders of the Senior Debt. Notwithstanding the immediately preceding sentence, the Company may (a) accrue Original Issue Discount, Additional Interest, and interest, if any, (b) make Offset Prepayments, (c) so long as no Senior Debt Default exists at the Stated Maturity or would result from the payment of the amount due on any Security at the Stated Maturity, pay the amount due on any Security at the Stated Maturity (or, with the prior written consent of the Senior Debt under the Credit Agreement, the Redemption Price on the Redemption Date); PROVIDED, HOWEVER, that if a

Senior Debt Default exists at such date or would result from such payment on any Security at such date, then the Company shall not make such payment until such Senior Debt Default is cured or waived and (d) pay the amount due on any Security without regard to the foregoing if the Company receives the written consent of the requisite holders of the Senior Debt (or any duly authorized representative thereof) under and in accordance with each of the Senior Debt Agreements.

     In the event that, notwithstanding the foregoing, the Company or the Trustee shall make any payment or distribution to the Trustee or the Holders prohibited by the foregoing provisions of this Section 11.02, then and in such event such payment or distribution shall be segregated by the Trustee or the Holders, as the case may be, and held for the benefit of and promptly shall be paid over to the holders of the Senior Debt for application against the Senior Debt remaining unpaid until such Senior Debt is paid in full in cash.

     SECTION 11.03. INSOLVENCY; BANKRUPTCY; ETC.

     (a) In the event of the institution of any Insolvency Proceeding relative to the Company, then any payment or distribution of any kind or character, whether in cash, property or securities, by setoff (other than Offset Prepayments) or otherwise, which may be payable or deliverable in such proceedings in respect of any Subordinated Obligations shall (notwithstanding any other provision of this Indenture, including Section 11.02, but excluding the proviso to this Section 11.03(a)) be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Debt to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid; PROVIDED, HOWEVER, that no such delivery of any Reorganization Securities shall be made to holders of the Senior Debt.

     (b) If the Trustee does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding relative to the Company under applicable law prior to 15 days before the expiration of time to file such claim or other document or amendment thereof, then the holders of the Senior Debt shall have the right (but not the obligation) in such Insolvency Proceeding, and hereby irrevocably are appointed lawful attorney of the Holders for the purpose of enabling the holders of the Senior Debt, to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the Securities that are made in such Insolvency Proceeding and that are required to be paid or delivered to the holders of the Senior Debt as provided in Section 11.03(a), and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in the name of the Trustee or Holders or in the name of the holders of the Senior Debt or otherwise in respect of such claims, as the holders of the Senior Debt reasonably may determine to be necessary or appropriate to effectuate the foregoing, PROVIDED, that the holders of the Senior Debt shall act in a commercially reasonable manner and shall notify the Trustee prior to commencing the first of any such actions. The holders of the Senior Debt are authorized (but shall not be required) to vote or otherwise act in any such Insolvency Proceeding in the capacity of the Holders (including, without limitation, the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation), subject to the rights of the Holders set forth in Section 11.04.

     (c) In the event that, notwithstanding the foregoing provisions of this
Section 11.03, the Trustee or any of the Holders shall have received any payment or distribution of any kind or character, whether in cash, property or securities (other than Reorganization Securities), by setoff (other than Offset Prepayments) or otherwise which was paid or delivered in respect of the Subordinated Obligations pursuant to an Insolvency Proceeding, before all Senior Debt is paid in full in cash, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in cash.

     SECTION 11.04. STANDSTILL.

     Until the Senior Debt is paid in full in cash, the Trustee and the Holders shall (notwithstanding the provisions of Article 6) be prohibited from accelerating the payment of the Issue Price, accrued Original Discount, accrued Additional Interest and interest, if any, on any Security and shall be prohibited from enforcing any of its default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of an involuntary bankruptcy petition against the Company) except that nothing in this Article 11 shall prevent or otherwise affect the following: (a) in the case of the failure by the Company to pay the amount due at the Stated Maturity, so long as no Senior Debt Default exists or would result from the making of such payment (other than a Senior Debt Default arising from the Company's failure to make such payment), the Trustee's or the Holders' right to accelerate or take any other enforcement action with respect to this Indenture (subject to the other subordination provisions of this Article 11); PROVIDED, HOWEVER, that if a Senior Debt Default then exists or would result from the making of such payment (other than a Senior Debt Default arising from the Company's failure to make such payment), the Trustee and the Holders shall not have the right to accelerate or take any other enforcement action with respect to this Indenture and the Securities (subject to the other subordination provisions of this Article 11) until the first to occur of (1) the 180th day after the Stated Maturity, (2) the date on which there is commenced by or against the Company any Insolvency Proceeding, (3) the date upon which any Bank Agent or any holder of Senior Debt commences a judicial proceeding to collect any Senior Debt (in respect of $10,000,000 or more of Senior Debt) or commences to realize upon any collateral for any such Senior Debt pursuant to the exercise of remedies or gives notice of any non-judicial sale of any such collateral or (4) the date upon which the date for payment of any Senior Debt is accelerated under the Credit Agreement or any Synthetic Lease Guaranty and (b) the right of the Trustee and the Holders to declare the Issue Price, accrued Original Issue Discount, accrued Additional Interest and interest, if any, immediately due and payable and the right of the Trustee or the Holders to take any other enforcement action with respect to this Indenture and the Securities (subject to the other subordination provisions of this Article 11) if the Indebtedness under one or more Senior Debt Agreements pursuant to which (1) Senior Debt in an aggregate principal amount of $100,000,000 or more is outstanding or (2) there are commitments thereunder to provide Senior Debt in an aggregate principal amount of $100,000,000 or more, is declared immediately due and payable. The provisions of this Section 11.04 shall not, however, prohibit or otherwise affect the Trustee's or the Holders' right to seek specific performance of, or an injunction to enjoin violation of, any covenant by the Company (other than a covenant to pay the

Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, on any Security or any other Subordinated Obligations).

     SECTION 11.05. NO IMPAIRMENT.

     No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture or the Securities regardless of any knowledge thereof any holder of Senior Debt may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders or the Trustee, without incurring responsibility and without impairing or releasing the subordination provided in this Article 11, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify, or alter, any Senior Debt or any Senior Debt Agreement evidencing the same or evidencing, governing, creating, guaranteeing or securing any Senior Debt; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; (d) fail or delay in the perfection of Liens securing the Senior Debt, (e) exercise or refrain from exercising any rights against the Company and any other Person (including, without limitation, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor or any other Person, regardless of whether any such actions or omissions may affect the rights of the holders of the Senior Debt to a deficiency) and (f) from time to time enter into agreements and settlements with the Company as it may determine, including, without limitation, any substitution of collateral, any release of any Lien and any release of the Company.

     The provisions of this Article 11 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the Holders on the other hand, and nothing herein shall impair, as between the Company and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, Redemption Price or interest, if any, on any Security in accordance with the terms and provisions of this Indenture, nor shall anything herein prevent the Holders from exercising all remedies otherwise permitted by applicable law or hereunder upon Default hereunder (including the right to demand payment and sue for performance hereof and to accelerate the maturity hereof as provided in Section 6.02), subject to the rights, if any, of holders of Senior Debt under this Article 11. Upon payment in full in cash of all Senior Debt, the Holders shall, to the extent of any payments or distributions paid or delivered to the holders of the Senior Debt or otherwise applied to the Senior Debt pursuant to the provisions of this Article 11, be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on Senior Debt (and any security therefor) until the Subordinated Obligations shall be paid in full in cash, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, assets, stock, or obligations to which the Holders would be entitled except for the provisions of this

Article 11 shall, as between the Company, its creditors (other than the holders of the Senior Debt), and the Holders, be deemed to be a payment by the Company to or on account of Senior Debt. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the operation of any provision of this Article 11 shall not be construed as preventing the occurrence of an Event of Default.

     SECTION 11.06. RECOVERIES.

     If a claim is made upon any holder or holders of Senior Debt for repayment or recovery of any amount (a "VOIDABLE TRANSFER") on account of any Senior Debt under any state or federal law, whether by reason of preference, fraudulent conveyance, or otherwise and if such holder or holders of Senior Debt repay all or a portion of such amounts by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such holder or holders, or (b) any settlement or compromise of any claim effected by such holder or holders based upon the reasonable advice of counsel, then, as to the amount that has been repaid, the provisions of this Article 11 automatically shall be reinstated and restored and the amount so repaid shall constitute Senior Debt entitled to the benefits of this Article 11 as if such Voidable Transfer never had been made. The foregoing provisions of this Article 11 shall constitute a continuing offer to all Persons who become holders of Senior Debt, and such provisions are made for the benefit of, and may be enforced directly by, holders of Senior Debt, who hereby are expressly stated to be intended beneficiaries of this Article 11, whether or not they actually relied thereon. The terms of this Article 11 (and the related definitions) may not be amended or modified without obtaining the prior written consent of the holders of the Senior Debt under and in accordance with the Credit Agreement and the other Senior Debt Agreements.

     SECTION 11.07. PAYMENTS TO AGENT BANK.

     Any payment or distribution to be paid or delivered to the holders of the Senior Debt under the provisions of this Article 11 may be paid or delivered to one or more Bank Agents for such holders. Each Holder and the Trustee shall be entitled to rely on the delivery to it of a written notice purported to be signed on behalf of an officer or representative of any Bank Agent believed by it in good faith to be genuine to establish the identity of such Bank Agent, the amount of the outstanding Senior Debt and other matters relevant to the provisions of this Article 11.

     SECTION 11.08. RIGHTS OF TRUSTEE.

     (a) With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are expressly and specifically set forth in this Article 11, and no implied covenants or obligations on the part of the Trustee with respect to the holders of the Senior Debt shall be implied or read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holder if it shall mistakenly pay over or distribute in good faith to the Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.

     (b) Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Trust Officer of the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice from the Bank Agent (or the holders of a majority of outstanding principal amount of any particular class of Senior Debt if there is no applicable Bank Agent) of facts that would cause the payment of any amounts with respect to the Securities to violate this Article 11. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     (c) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon notices and certificates delivered to the Trustee and conforming to the requirements of this Article 11 by the Bank Agent (or the holders of a majority of outstanding principal amount of any particular class of Senior Debt if there is no applicable Bank Agent). Any notice or certificate delivered pursuant to this Article 11 shall reference the Securities and this Indenture, shall state the authority of the Person delivering such notice or certificate and, in the case of any direction to the Trustee to withhold payment to the Holders, shall instruct the Trustee to hold the monies received for the holders of Senior Debt and shall state the reason for the non-payment to the Holders. The Trustee need not investigate any fact or matter stated in any such notice or certificate.

     (d) The Trustee is entitled to conclusively rely upon an order or decree of a court of competent jurisdiction or a certificate of a bankruptcy trustee or other similar official for the purpose of ascertaining (1) the persons entitled to participate in any payment or distribution referred to in this Article 11,
(2) the holders of Senior Debt and other Company debt, (3) the amount of any Senior Debt or any obligation to the Holders or the amount payable thereon and
(4) all other pertinent facts relating to the Trustee's obligations under this
Article 11.

                                   ARTICLE 12.
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 13.
                                  MISCELLANEOUS

     SECTION 13.01. TRUST INDENTURE ACT.

     This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; PROVIDED, HOWEVER that this Section 13.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by either party that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, such required provision shall control.

     SECTION 13.02. NOTICES.

     Any request, demand, authorization, notice, waiver, consent or communication shall be in writing in the English language and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

     if to the Company:

          Hanover Compressor Company
          12001 North Houston Rosslyn Road
          Houston, Texas 77086
          Attn: General Counsel
          Facsimile Number: (281) 405-6203

     if to the Trustee:

          Wachovia Bank, National Association
          5847 San Felipe, Suite 1050
          Houston, Texas 77057
          Attn: Corporate Trust Administration
          Facsimile Number: (713) 278-4329

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Holder shall be mailed to the Holder, by first class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

     SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

     SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 13.06. SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.

     The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08. GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

     SECTION 13.09. NO RECOURSE AGAINST OTHERS.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 13.10. RECORD DATE FOR VOTE OR CONSENT OF HOLDERS.

     The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.05 prior to such solicitation. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

     SECTION 13.11. SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 13.12. MULTIPLE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                            (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.

                                              HANOVER COMPRESSOR COMPANY


                                              By: /s/ JOHN E. JACKSON
                                                  -----------------------------
                                                  Name:  John E. Jackson
                                                  Title: Senior Vice President &
                                                         Chief Financial Officer


                                              WACHOVIA BANK, NATIONAL
                                              ASSOCIATION, as Trustee


                                              By: /s/ R. DOUGLAS MILNER
                                                  ------------------------------
                                                  Name:  R. Douglas Milner
                                                  Title: Vice President

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (281) 447-8787.

                      [FORM OF LEGEND FOR GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFERS, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          [RESTRICTED SECURITY LEGEND]

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
(k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE

NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY WITHIN THE UNITED STATES TO OR FOR THE ACCOUNT OF U.S. PERSON EXCEPT (A) TO HANOVER COMPRESSOR COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER FURNISHES TO WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST PRIOR TO SUCH TRANSFER FURNISH TO WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. TRANSFERS OF THIS NOTE MUST BE MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY

SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                           HANOVER COMPRESSOR COMPANY

                ZERO COUPON SUBORDINATED NOTE DUE MARCH 31, 2007

No.
Issue Date:  May 14, 2003
Issue Price: $173,378,423

                                                            CUSIP:
                                                                   -------------

     Hanover Compressor Company, a Delaware corporation, promises to pay to or registered assigns, on March 31, 2007 the
-------------------------------
Principal Amount of                                    Dollars ($______________)
                    ----------------------------------
[or such greater or lesser Principal Amount as may be shown on Schedule A hereto]./1/

     This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, Hanover Compressor Company has caused this instrument to be duly executed.

                                              HANOVER COMPRESSOR COMPANY


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

Dated:
      -------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Wachovia Bank, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
  -----------------------------
      Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

----------
/1/ For inclusion in the global Security only.

                           HANOVER COMPRESSOR COMPANY

                ZERO COUPON SUBORDINATED NOTE DUE MARCH 31, 2007

1.   INTEREST

     This Security shall not bear interest except as specified in this paragraph. If any Additional Interest accrues on this Security, then such accrued Additional Interest shall be payable upon the Stated Maturity or upon the earlier redemption pursuant to paragraph 5 hereof or acceleration thereof pursuant to Section 6.02 of the Indenture. If the Principal Amount hereof and accrued Additional Interest, if any, or any portion of such Principal Amount or accrued Additional Interest, if any, is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 13.00% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount and Additional Interest.

     The Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security) in the period during which a Security remains outstanding, shall accrue at 11.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security. Event of Default Interest shall accrue at 2.0% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the date an Event of Default occurs and is continuing and automatically ceasing when all existing Events of Default have been cured or waived. Excess Leverage Interest shall accrue at 3.0% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing upon the date that the Consolidated Leverage Ratio has exceeded 5.18 to 1.0 throughout the two consecutive fiscal quarters most recently then ended and is continuing and automatically ceasing when the Consolidated Leverage Ratio no longer exceeds 5.18 to 1.0. In the event that the Company would be required to accrue Event of Default Interest and Excess Leverage Interest, the Company shall accrue only Excess Leverage Interest for as long as it is required. In no event shall the Company accrue both Event of Default Interest and Excess Leverage Interest. Original Issue Discount and, notwithstanding the foregoing, Additional Interest shall cease to accrue on the earlier of (a) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (b) any Redemption Date or other date on which such Original Issue Discount shall cease to accrue in accordance with Section 2.08 of the Indenture.

2.   METHOD OF PAYMENT

     Holders must surrender Securities to the Paying Agent to collect all payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT AND REGISTRAR

     Initially, Wachovia Bank, National Association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

     The Company issued the Securities under an Indenture (the "INDENTURE"), dated as of May 14, 2003, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to $262,621,810 aggregate Principal Amount (subject to Section 2.07 of the Indenture).

5.   REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price described below, provided that the Securities are not redeemable prior to March 31, 2006.

     The Redemption Price of a Security shall equal (i) 102.50% multiplied by
(ii) the Issue Price plus accrued Original Issue Discount and Additional Interest, if any, as of the Redemption Date.

6.   [INTENTIONALLY OMITTED]

7.   NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

     Notice of redemption at the option of the Company will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 11:00 a.m., New York City time, on the Redemption Date, on and after such date Original Issue Discount and Additional Interest, if any, cease to accrue on such Securities or portions thereof.

8.   RANKING

     The Securities shall, to the extent set forth in Article 11 of the Indenture, be subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Debt.

9.   [INTENTIONALLY OMITTED]

10.  [INTENTIONALLY OMITTED]

11.  [INTENTIONALLY OMITTED]

12.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in registered form, without coupons, but with no limitation as to denominations. A Holder may transfer Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer taxes or other assessments required by law. The Registrar need not transfer or exchange any Securities selected or called for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of notice of Securities to be redeemed.

13.  PERSONS DEEMED OWNERS

     The registered holder of this Security may be treated as the owner of this Security for all purposes.

14.  UNCLAIMED MONEY OR SECURITIES

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, shall in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York and the Wall Street Journal (if such publication is then in circulation) or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look only to the Company for payment as general creditors and all liability of the Trustee and the Paying Agent with respect to such money, and all liabilities as trustee thereof, shall thereupon cease.

15.  AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults and Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to provide for the assumption of the Company's obligations to the Holders of the Securities in case of a merger or consolidation or sale of all or substantially all of the Company's assets; to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

16.  DEFAULTS AND REMEDIES

     Under the Indenture, Events of Default include (i) except in the case of a redemption, the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount or accrued Additional Interest on any Security when the same becomes due and payable at its Stated Maturity, upon declaration or otherwise; (ii) the Company defaults in the payment of the Redemption Price on any Security for more than five days after the same becomes due; (iii) the Company defaults in the performance of or compliance with any term contained in Sections 4.08 and 5.01 of the Indenture; (iv) the Company fails to comply with Section 4.09 and such failure continues for 30 days after the earlier to occur of (x) a senior financial officer of the Company obtaining knowledge of such failure to comply with Section 4.09 and (y) the Trustee notifying the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notifying the Company and the Trustee, of such failure to comply with Section 4.09; (v) the Company fails to comply with any of its agreements or covenants in the Securities or the Indenture (other than those referred to in clauses (i) - (iv) above), and such failure continues for 90 days after receipt by the Company of a Notice of Default; (vi) the Company is in default under one or more Senior Debt Agreements pursuant to which (a) Senior Debt in an aggregate principal amount of $100,000,000 or more is outstanding or (b) there are commitments thereunder to provide Senior Debt in an aggregate principal amount of $100,000,000 or more and as a consequence of such default the Indebtedness under such Senior Debt Agreements has become, or has been declared, due and payable before its regularly scheduled dates of payment; and (vii) certain events of bankruptcy or insolvency as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default. Acceleration is subject to the subordination provisions of the Indenture.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of no less than a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the

Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default for 30 days or (except a Default in payment of amounts specified in clauses (i) and (ii) above) if it determines that withholding notice is in their interests.

17.  TRUSTEE DEALINGS WITH THE COMPANY

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.  AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.  OFFSET RIGHTS

     The aggregate Principal Amount of the Securities outstanding from time to time may be reduced as a result of Offset Prepayments, which Offset Prepayments terminate once the Schlumberger Holder owns less than all of the Securities.

22.  GOVERNING LAW

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

23.  INDENTURE TO CONTROL

     In case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Hanover Compressor Company
               12001 North Houston Rosslyn Road
               Houston, Texas 77086
               Attention:  Corporate Secretary

TRANSFER NOTICE

This Transfer Notice relates to $           Principal Amount (as defined in the
                                 ----------
Indenture to which the referenced Securities are subject) of the Zero Coupon Subordinated Notes due March 31, 2007 of Hanover Compressor Company, a Delaware
corporation, held by              (the "TRANSFEROR").
                     ------------

(I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax I.D. no.)

and irrevocably appoint                                 agent to transfer this
                        -------------------------------
Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
               -----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this
                Security)
         Date:
              ------------------------------------------------------------------
         Signature Guarantee:/2/
                                ------------------------------------------------

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW

     (1)  [_]   to Hanover Compressor Company; or

     (2)  [_]   pursuant to and in compliance with Rule 144A under the
Securities Act of 1933; or

     (3)  [_]   pursuant to and in compliance with Regulation S under the
Securities Act of 1933; or

     (4)  [_]   pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

----------
/2/ Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     (5)  [_]   pursuant to an effective registration statement under the
Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as it has reasonably requested (including, if the transferee is an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, a letter signed by such transferee in the form of Exhibit B to the Indenture) to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

          Unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933 (an "AFFILIATE"):

     (6)  [_]   The transferee is an Affiliate of the Company.


                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Date


                                             -----------------------------------
                                             Signature Guarantee/3/

----------
/3/ Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------------------   ---------------------------------------------
                                   [Signature of executive officer of purchaser]

                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   SCHEDULE A

                 Changes to Principal Amount of Global Security

         PRINCIPAL AMOUNT OF SECURITIES
         BY WHICH THIS GLOBAL SECURITY
         IS TO BE REDUCED OR INCREASED,
                  AND REASON FOR          REMAINING PRINCIPAL AMOUNT   NOTATION
 DATE         REDUCTION OR INCREASE        OF THIS GLOBAL SECURITY     MADE BY
-------------------------------------------------------------------------------

                                    EXHIBIT B

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Hanover Compressor Company
12001 North Houston Rosslyn Road
Houston, Texas 77086

Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas 77057

     Re: Zero Coupon Subordinated Notes due March 31, 2007 of Hanover Compressor
         Company, a Delaware corporation

                              (CUSIP: ___________)

Gentlemen:

     Reference is hereby made to the Indenture, dated as of May 14, 2003 (the "Indenture"), between Hanover Compressor Company, as issuer (the "Company") and Wachovia Bank, National Association as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $             aggregate
                                                  ------------
principal amount of:

     (a)   [_] a beneficial interest in a Security in global form, or

     (b)   [_] a definitive Security,

     we confirm that:

     1. We understand that any subsequent transfer of the Securities or any beneficial interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any beneficial interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any beneficial interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any beneficial interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Securities or a beneficial interest therein from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Securities or a beneficial interest therein, we and our transferee will be required to furnish to you such certifications, legal opinions and other information as you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Securities or a beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              --------------------------------------------------
                              [Insert Name of Institutional Accredited Investor]


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

Dated:                   ,
       ------------------  ----

                                       B-2